UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (763) 391-4000

Item 1. Changes in Control of Registrant

     On July 2, 2004, Wilsons The Leather Experts Inc. (the “Company”) issued 17,948,718 shares of its Common Stock to three institutional investors at a purchase price of $1.95 per share and issued warrants to such investors to purchase an additional two million shares of Common Stock exercisable for five years, at an exercise price of $3.00 per share (the “Financing”). As additional consideration for the investors’ commitment, on April 25, 2004, the Company issued warrants to the investors to purchase two million shares of Common Stock exercisable for five years, at an exercise price of $3.00 per share. In connection with the Financing, the Company received $35.0 million in new equity before offering expenses. A copy of the Common Stock and Warrant Purchase Agreement relating to the Financing is incorporated by reference to this Report as Exhibit 4.1.

     As of July 7, 2004, Peninsula Investment Partners, L.P. (“PIP”) and Peninsula Capital Advisors, LLC (“PCA”) beneficially owned 18,344,655 shares of Common Stock, or 44.0% of the Company’s shares of Common Stock. PCA is the investment manager of PIP. Mr. R. Ted Weschler is the sole managing member of PCA and is responsible for making investment decisions with respect to PCA and PIP. Included in the 18,344,655 shares are: (i) 12,820,513 shares of Common Stock acquired in the Financing, (ii) 1,428,571 shares of Common Stock underlying a warrant to purchase Common Stock, which expires on April 25, 2009, and (iii) 1,428,571 shares of Common Stock underlying a warrant to purchase Common Stock, which expires on July 2, 2009. The shares of Common Stock and warrants are held by PIP. PIP used working capital to acquire the shares of Common Stock.

     As of July 12, 2004, Quaker Capital Partners I, L.P. (“Quaker I”) and Quaker Capital Partners II, L.P. (“Quaker II”) beneficially owned in the aggregate 6,271,063 shares of Common Stock, or 15.7% of the Company’s shares of Common Stock. Quaker Capital Management Corporation, in its capacity as investment adviser, may be deemed to be the beneficial owner of these shares. Included in the 6,271,063 shares are (i) 3,292,308 shares of Common Stock acquired in the Financing by Quaker I, (ii) 1,835,897 shares of Common Stock acquired in the Financing by Quaker II, (iii) 366,857 shares of Common Stock underlying a warrant to purchase Common Stock issued to Quaker I, which expires on April 25, 2009, (iv) 204,572 shares of Common Stock underlying a warrant to purchase Common Stock issued to Quaker II, which expires on April 25, 2009, (v) 366,857 shares of Common Stock underlying a warrant to purchase Common Stock issued to Quaker I, which expires on July 2, 2009, and (vi) 204,572 shares of Common Stock underlying a warrant to purchase Common Stock issued to Quaker II, which expires on July 2, 2009. Quaker I and Quaker II used working capital to acquire the shares.

     Upon consummation of the Financing, Mr. Weschler became a Class II director of the Company to serve until the 2007 Annual Meeting of Shareholders or until his successor is elected and qualified.

Item 5. Other Events

     On July 2, 2004, the Company issued the press release that is attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the consummation of the Financing.

Item 7. Financial Statements and Exhibits

C. Exhibits

4.1	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among the Company and the purchasers identified on the signature pages thereto.

99.1	Press Release dated July 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: July 16, 2004	By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
4.1	Common Stock and Warrant Purchase Agreement, dated as of April 25, 2004, by and among the Company and the purchasers identified on the signature pages thereto.(1)	Incorporated by Reference

99.1	Press Release dated July 2, 2004.	Electronic Transmission

(1)	Incorporated by reference to the same numbered exhibit to the Company’s Current Report on Form 8-K dated April 26, 2004.